EXHIBIT 10.20


                                                                          [FORM]



                                                  INDEMNIFICATION AGREEMENT
                                             dated as of _______ __, 1996,
                                             between ADVANCED HEALTH
                                             CORPORATION, a Delaware corporation
                                             (the "Company"), and
                                             ________________ (the "Director").


          Section 145 of the Delaware General Corporation Law (the "DGCL") empowers corporations to indemnify persons serving as a director, officer, employee or agent of such corporation or persons who serve at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and Section 145(f) of the DGCL further specifies that the indemnification set forth in said Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          The Company desires to have the Director serve or continue to serve as an officer and/or director of the Company free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being an officer and/or director of the Company or by reason of his decisions or actions on its behalf; and the Director desires to serve, or to continue to serve, in such capacity. Accordingly, in consideration of the Director's serving or continuing to serve as an officer and/or director of the Company, the parties agree as follows:

          1.   Indemnification.  (a)  The Company shall indemnify, defend and
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hold harmless the Director against all expenses, losses, claims, damages and liabilities, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement (all such expenses, collectively, "Costs"), actually and reasonably incurred by him in connection with the investigation, defense or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which the Director is a party or threatened to be made a party (all such actions, collectively, "Proceedings") (i) by reason of the fact that the Director is or was a director, officer, employee or agent of the Company or of any other corpo-ration, partnership, joint venture, trust or other enterprise (collectively, "Affiliates") of which he has been or is serving at the request of, for the convenience of or to represent the interest of the Company or (ii) by reason of anything done or not done by the Director in any such capacity referred to in the foregoing clause (i).






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          2.  Culpable Action.  (a)  Notwithstanding the provisions of Section
              ---------------
l, the Director shall not be entitled to indemnification if (i) the Company is prohibited from paying such indemnification under applicable law, (ii) the Director breached his duty of loyalty to the Company or its stockholders or any Affiliate or its stockholders, (iii) the Director's actions or omissions were not in good faith or involved intentional misconduct or a knowing violation of law or (iv) the Director derived an improper personal benefit from any transaction which is a subject of the applicable Proceeding (any existence or occurrence described in the foregoing clauses (i)-(iv), individually, a "Culpable Action").

          (b) The existence or occurrence of a Culpable Action shall be conclusively determined by (i) a non-appealable, final decision of the court having jurisdiction over the applicable Proceeding or (ii) a non-appealable, final decision of the Court of Chancery of the State of Delaware (or if such a decision is appealable, by the court in such State which has jurisdiction to render a non-appealable, final decision). Such determination shall be final and binding upon the parties hereto.

          (c) The existence or occurrence of a Culpable Action may also be determined by (i) the Board of Directors of the Company, by a majority vote of a quorum consisting of directors who were not parties to the applicable Proceeding (the "Disinterested Directors"), (ii) the stockholders of the Company, by a majority vote of a quorum consisting of stockholders who were not parties to the applicable Proceeding (the "Disinterested Stockholders"), or (iii) any other entity to which the Disinterested Directors or the Disinterested Stockholders shall have delegated the authority to make such a determination; provided,
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however, that such determination shall be binding upon the parties hereto only
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if a determination shall not have been made or shall not be subsequently made pursuant to Subsection (b) above.

          (d) If a Proceeding involves more than one claim, issue or matter, the determination as to whether there exists or has occurred a Culpable Action shall be severable as to each and every claim, issue and matter.

          (e) The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not
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change the presumption of Section l that the Director is entitled to indemnifi-
cation hereunder and does not create a presumption that there exists a Culpable Action.

          3.  Payment of Costs.  The Costs incurred by the Director in
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connection with any Proceeding, including any Proceeding brought pursuant to
Section (2)(b), shall be paid by the Company on an "as incurred" basis; provided, however, that if it
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shall ultimately be determined that there exists or has occurred a Culpable
Action with respect to such Proceeding, the Director shall repay to the Company the amount (or the appropriate portion thereof as contemplated by Section 2(d)) so advanced, including the costs of obtaining a determination pursuant to
Section 2(b).

          4.  Severability.  If any provision of this Agreement shall be
              ------------
determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

          5.  No Right to Employment or Directorship.  This Agreement shall not
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entitle the Director to any right or claim to be retained as an employee and/or director of the Company or limit the right of the Company to terminate the employment and/or directorship of the Director or to change the terms of such employment and/or directorship.

          6.  Other Rights and Remedies.  This Agreement shall not be deemed
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exclusive as to any other non-contractual rights to indemnification to which the
Director may be entitled under any provision of law, the Restated Certificate of Incorporation of the Company, any By-law of the Company or otherwise.

          7.  Counterparts.  This Agreement may be executed in  any number of
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counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          8.  Descriptive Headings.  Descriptive headings are for convenience
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only and shall not control or affect the meaning or construction of any provision of this Agreement.

          9.  Modification.  This Agreement shall not be altered or otherwise
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amended except pursuant to an instrument in writing signed by each of the parties.

          10.  Notice to the Company by the Director.  The Director, as a
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condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any Proceeding for which indemnity will or could be sought under this Agreement.

          11.  Notices.  All notices, requests, consents and other
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communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by facsimile transmission with electronic confirmation of receipt or if sent by nationally-recognized overnight courier or first class certified mail, postage prepaid, return receipt requested, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by notice given pursuant to this Section 11:











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          (i)  if to the Company, to:

               Advanced Health Corporation
               560 White Plains Road
               Tarrytown, New York 10591
               Attention:  Chairman of the Board; and

          (ii) if to the Director, to:

               the Director's name and address as it appears in the records of the Company.

          12.  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of Delaware applicable to contracts made and performed wholly therein.

          13.  Successors and Assigns.  This Agreement shall be binding upon the
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Company and its successors and assigns and shall inure to the benefit of the
Director and his spouse, heirs, executors and administrators.



















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          IN WITNESS WHEREOF, each of the undersigned have duly executed this
Indemnification Agreement as of the date first above written.


                         ADVANCED HEALTH CORPORATION



                         By:________________________________
                            Name:  Jonathan Edelson, M.D.
                            Title: Chairman of the Board




                         ___________________________________
                                             DIRECTOR